Exhibit 99.1

Vantage Drilling International Reports Second Quarter Results for 2017

HOUSTON, TX—(Marketwired - Aug 1, 2017) - Vantage Drilling International (“Vantage” or the “Company”) reported a net loss of approximately $36.6 million or $7.32 per share for the three months ended June 30, 2017 as compared to a net loss of $35.7 million or $7.15 per share for the three months ended June 30, 2016.

Vantage continued to deliver solid operating results with rig uptime of 98% and revenue efficiency of 99%. We added the recently acquired Vantage 260 to our fleet during the quarter and the related drilling service contract was amended to provide that the Sapphire Driller is subject to the contract. Both rigs operated concurrently during the quarter and plan to operate until the removal of the Vantage 260 later this year.

As of June 30, 2017, Vantage had approximately $200.9 million of available cash. Uses of cash during the quarter included, among other things, the funding of the aforementioned acquisition, debt service costs, and the re-activation of two rigs. The startup of operations for new customers and the corresponding higher level of receivables impacted the quarter end cash balance. Vantage had $12.5 million available for issuance of letters of credit under its revolving letter of credit facility at the end of the quarter.

Ihab Toma, CEO, commented. “We are happy to report another impressive operational quarter maximizing uptime for our customers. During the second quarter we completed the acquisition of the Vantage 260, and successfully reactivated and deployed both the Sapphire Driller and the Topaz Driller on time and under budget. Additionally, with the recently announced letter of award for the Platinum Explorer and a new six month contract for the Topaz Driller, we continue to build backlog and put our fleet to work.”

Vantage, a Cayman Islands exempted company, is an offshore drilling contractor, with a fleet of three ultra-deepwater drillships, four premium jackup drilling rigs, and one standard jackup drilling rig. Vantage’s primary business is to contract drilling units, related equipment and work crews primarily on a dayrate basis to drill oil and natural gas wells globally for major, national and large independent oil and natural gas companies. Vantage also provides construction supervision services for, and will operate and manage, drilling units owned by others.

The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in the company’s filings with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements. Vantage disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise..

Vantage Drilling International

Consolidated Statement of Operations

(In thousands, except per share data)

(Unaudited)

	Successor				Predecessor
	Three Months Ended June 30,		Six Months Ended June 30, 2017	Period from February 10, 2016 to June 30, 2016	Period from January 1, 2016 to February 10, 2016
	2017	2016
Revenue
Contract drilling services	$47,785	$40,901	$85,841	$64,960	$20,891
Management fees	405	1,712	806	2,671	752
Reimbursables	5,073	5,898	8,665	10,666	1,897

Total revenue	53,263	48,511	95,312	78,297	23,540

Operating costs and expenses
Operating costs	40,184	34,965	69,182	62,404	25,213
General and administrative	11,501	8,695	22,980	17,863	2,558
Depreciation	18,554	18,381	36,993	30,457	10,696

Total operating costs and expenses	70,239	62,041	129,155	110,724	38,467

Loss from operations	(16,976)	(13,530)	(33,843)	(32,427)	(14,927)
Other income (expense)
Interest income	215	9	356	15	3
Interest expense and other financing charges (contractual interest of $23,219 for the period from January 1, 2016 to February 10, 2016)	(19,023)	(18,772)	(37,922)	(29,422)	(1,728)
Other, net	663	(1,516)	1,215	318	(69)
Reorganization items	—	(487)	—	(641)	(452,919)
Bargain purchase gain	1,910	—	1,910	—	—

Total other expense	(16,235)	(20,766)	(34,441)	(29,730)	(454,713)

Loss before income taxes	(33,211)	(34,296)	(68,284)	(62,157)	(469,640)
Income tax provision	3,381	1,438	4,807	2,605	2,371

Net loss	(36,592)	(35,734)	(73,091)	(64,762)	(472,011)
Net loss attributable to noncontrolling interests	—	—	—	—	(969)

Net loss attributable to VDI	$(36,592)	$(35,734)	$(73,091)	$(64,762)	$(471,042)

Net loss per share, basic and diluted	$(7.32)	$(7.15)	$(14.62)	$(12.95)	N/A
Weighted average successor ordinary shares outstanding, basic and diluted	5,000	5,000	5,000	5,000	N/A

Vantage Drilling International
Supplemental Operating Data
(Unaudited, in thousands, except percentages)

	Successor				Predecessor
	Three Months Ended June 30,		Six Months Ended June 30, 2017	Period from February 10, 2016 to June 30, 2016	Period from January 1, 2016 to February 10, 2016
	2017	2016
Operating costs and expenses
Jackups	$20,034	$12,441	$32,896	$20,719	$5,975
Deepwater	13,908	15,372	24,964	28,518	15,550
Operations support	3,314	2,596	6,283	4,811	2,219
Reimbursables	2,928	4,556	5,039	8,356	1,469

	$40,184	$34,965	$69,182	$62,404	$25,213

Utilization
Jackups	80.4%	52.2%	66.9%	55.0%	53.6%
Deepwater	32.8%	33.3%	33.1%	33.3%	33.3%

Vantage Drilling International
Consolidated Balance Sheet
(In thousands, except share and par value information)
(Unaudited)

	June 30, 2017	December 31, 2016
ASSETS
Current assets
Cash and cash equivalents	$200,940	$231,727
Trade receivables	33,464	20,850
Inventory	44,391	45,206
Prepaid expenses and other current assets	14,895	12,423

Total current assets	293,690	310,206

Property and equipment
Property and equipment	903,924	902,241
Accumulated depreciation	(104,677)	(67,713)

Property and equipment, net	799,247	834,528
Other assets	24,325	15,694

Total assets	$1,117,262	$1,160,428

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$39,418	$35,283
Accrued liabilities	19,277	18,448
Current maturities of long-term debt	4,430	1,430

Total current liabilities	63,125	55,161

Long-term debt, net of discount and financing costs of $80,932 and $105,568	892,073	867,372
Other long-term liabilities	8,595	11,335
Commitments and contingencies
Shareholders’ equity
Ordinary shares, $0.001 par value, 50 million shares authorized; 5,000,053 shares issued and outstanding	5	5
Additional paid-in capital	373,972	373,972
Accumulated deficit	(220,508)	(147,417)

Total shareholders’ equity	153,469	226,560

Total liabilities and shareholders’ equity	$1,117,262	$1,160,428

Vantage Drilling International

Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Successor		Predecessor
	Six Months Ended June 30, 2017	Period from February 10, 2016 to June 30, 2016	Period from January 1, 2016 to February 10, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(73,091)	$(64,762)	$(472,011)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation expense	36,993	30,457	10,696
Amortization of debt financing costs	234	193	—
Amortization of debt discount	24,401	18,945	—
Amortization of contract value	1,504	—	—
PIK interest on the Convertible Notes	3,780	2,932	—
Reorganization items	—	—	430,210
Share-based compensation expense	1,727	—	—
Gain on bargain purchase	(1,910)	—	—
Deferred income tax benefit	(3,315)	(1,741)	—
Loss on disposal of assets	191	624	—
Changes in operating assets and liabilities:
Restricted cash	—	—	(1,000)
Trade receivables	(12,614)	46,147	(3,575)
Inventory	815	(2,129)	223
Prepaid expenses and other current assets	(422)	(1,914)	6,893
Other assets	5,471	569	941
Accounts payable	4,135	92	(14,890)
Accrued liabilities and other long-term liabilities	(3,768)	(29,209)	21,148

Net cash (used in) provided by operating activities	(15,869)	204	(21,365)

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(1,203)	(7,982)	116
Cash paid for Vantage 260 acquisition	(13,000)	—	—

Net cash (used in) provided by investing activities	(14,203)	(7,982)	116

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of long-term debt	(715)	(715)	(7,000)
Proceeds from issuance of 10% Second Lien Notes	—	—	75,000
Debt issuance costs	—	(51)	(1,125)

Net cash (used in) provided by financing activities	(715)	(766)	66,875

Net (decrease) increase in cash and cash equivalents	(30,787)	(8,544)	45,626
Cash and cash equivalents - beginning of period	231,727	249,046	203,420

Cash and cash equivalents - end of period	$200,940	$240,502	$249,046